JAVELIN MORTGAGE INVESTMENT CORP. FIRST QUARTER CONFERENCE CALL SCHEDULED FOR MAY 5, 2015

VERO BEACH, Fla. - May 1, 2015 - JAVELIN Mortgage Investment Corp. (NYSE: JMI) (“JAVELIN” or the “Company”) announced today that it will provide an online, real-time webcast of its conference call with equity analysts covering first quarter 2015 operating results on Tuesday, May 5, 2015. The Company will issue its first quarter 2015 earnings release after the close of trading on Monday, May 4, 2015.

The live broadcast of the Company’s quarterly conference call will be available online at http://www.videonewswire.com/event.asp?id=102286, on May 5, 2015, beginning at 4:30 p.m. (Eastern Time). The online replay will be available on the Company’s website www.javelinreit.com and continue for one year.

About JAVELIN Mortgage Investment Corp.
JAVELIN is a Maryland corporation that invests primarily in fixed rate, adjustable rate and hybrid adjustable rate residential mortgage-backed securities (“RMBS”) and non-Agency RMBS. JAVELIN is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Investor Contact:

James R. Mountain
Chief Financial Officer
JAVELIN Mortgage Investment Corp.
(772) 617-4340